Exhibit 10.1

SECURITIES PURCHASE AGREEMENT
THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of the 5th day of December, 2016, by and between MVB Financial Corp. (the “Company”), a corporation organized under the laws of the State of West Virginia, with its principal offices at 301 Virginia Avenue, Fairmont, West Virginia 26554 and the purchaser whose name and address is set forth on the signature page hereof (the “Purchaser”).
IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:
SECTION 1.Authorization of Sale of the Shares. Subject to the terms and conditions of the Agreements (as defined below), the Company has authorized the issuance and sale of up to an aggregate of 1,913,044 shares (the “Shares”) of common stock, $1.00 par value per share (the “Common Stock”), of the Company.
SECTION 2.    Agreement to Sell and Purchase the Shares. At the Closing (as defined in Section 3), the Company will, subject to the terms of this Agreement, issue and sell to the Purchaser and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the number of Shares set forth on the signature page attached hereto at the purchase price per share of $11.50. The Company proposes to enter into the same form of securities purchase agreement with certain other investors (the “Other Purchasers”) and expects to complete sales of the Shares to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the “Purchasers,” and this Agreement and the securities purchase agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the “Agreements.” The term “Placement Agent” shall mean Keefe, Bruyette & Woods, Inc.
Notwithstanding the foregoing, nothing in this Agreement shall be construed to permit or require the Purchaser to purchase a number of Shares that, after taking into account all Shares to be issued pursuant to the Agreements, would cause the Purchaser, together with any other person whose Company securities would be aggregated with the Purchaser’s Company securities for purposes of any banking regulation or law, to collectively be deemed to own, control or have the power to vote shares of Common Stock which would represent more than 9.9% of the shares of Common Stock outstanding (the “Ownership Limitation”). If, but for this sentence, after taking into account all Shares to be issued pursuant to the Agreements, the purchase of Shares at the Closing would otherwise cause the Purchaser to exceed the Ownership Limitation, then the number of Shares to be purchased by the Purchaser hereunder at the Closing shall be automatically reduced by the minimum amount necessary to ensure that the Ownership Limitation is not exceeded by the Purchaser at Closing (in which case the Purchaser’s aggregate purchase price shall be proportionately reduced).

SECTION 3.    Delivery of the Shares at the Closing. The completion of the purchase and sale of the Shares (the “Closing”) shall occur at the offices of LeClairRyan, 919 East Main Street, 24th Floor, Richmond, Virginia 23219 as soon as practicable and as agreed to by the parties hereto, within seven days following the execution of the Agreements (but no earlier than the first business day after the date of this Agreement), or on such later date or at such different location as the parties shall agree in writing, but not prior to the date that the conditions for Closing set forth below have been satisfied or waived by the appropriate party (the “Closing Date”).
At the Closing, (i) the Company shall deliver to the Purchaser (or its designated custodian per its delivery instructions) one or more stock certificates (or facsimiles or .pdf scanned copies of stock certificates with physical stock certificates to follow) registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the number of Shares set forth on the signature page attached hereto and bearing an appropriate legend referring to the fact that the Shares were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereof and Rule 506 thereunder and (ii) upon receipt of the facsimiles or .pdf scanned copies of stock certificates, the Purchaser shall deliver, in immediately available funds, the full amount of the purchase price for the Shares being purchased hereunder by wire transfer to an account designated by the Company. For purposes of clarity, the Purchaser shall not be required to wire its aggregate purchase price until it (or its designated custodian per its delivery instructions) confirms receipt of its Shares. The Company will promptly substitute one or more replacement certificates without the legend at such time as the registration statement filed by the Company pursuant to Section 7.1 hereof (the “Registration Statement”) becomes effective. The name(s) in which the stock certificates are to be registered are set forth in the Securities Certificate Questionnaire attached hereto as Appendix I.
The Company’s obligation to complete the purchase and sale of the Shares and deliver such stock certificates to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) following the Purchaser’s receipt of its Shares, receipt by the Company of same-day funds in the full amount of the purchase price for the Shares being purchased hereunder; (b) concurrent completion of the purchases and sales under the Agreements with the Other Purchasers; and (c) the accuracy of the representations and warranties made by the Purchasers and the fulfillment of any and all undertakings of the Purchasers prior to the Closing.
The Purchaser’s obligation to accept delivery of such stock certificates and to pay for the Shares evidenced thereby shall be subject to the following conditions:
(i)    each of the representations and warranties of the Company made herein shall be accurate in all material respects as of the date of this Agreement and as of the Closing date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date;
(ii)    the delivery to the Placement Agent on behalf of the Purchaser by Squire Patton Boggs (US) LLP, counsel to the Company, and Spilman Thomas & Battle, PLLC, counsel to the Company with respect to certain matters of West Virginia law, of legal opinions in a form reasonably satisfactory to counsel for the Placement Agent, and the Purchaser shall be expressly permitted to rely on such opinions;
(iii)    receipt by the Purchaser of a certificate executed by the chief executive officer or the chief financial or accounting officer of the Company, dated as of the Closing Date, to the effect that the representations and warranties of the Company set forth herein are true and correct in all material respects (except to the extent that any of such representations and warranties is qualified by materiality or Material Adverse Effect (as defined in Section 4.5 below), in such case, such representations and warranties shall be accurate in all respects) as of the date of this Agreement and as of such Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date, and that the Company has complied in all material respects with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date;
(iv)    receipt by the Purchaser of a certificate executed by the secretary of the Company, dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the issuance of the Shares, (b) certifying the current versions of the Company’s articles of incorporation and bylaws, each as amended, and (c) certifying as to the signatures and authority of persons signing the this Agreement and the related transaction documents on behalf of the Company;
(v)    the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to Closing;
(vi)    The Company shall receive at the Closing aggregate gross proceeds from the sale of Shares to all Purchasers of at least $22 million, at a price per share equal to $11.50, and shall simultaneously issue and deliver at the Closing to the Purchasers an aggregate number of Shares equal to such gross proceeds divided by such price per share;
(vii)    The purchase of Shares by the Purchaser shall not (i) cause the Purchaser or any of its affiliates to violate any banking regulation, (ii) require the Purchaser or any of its affiliates to file a prior notice under the Change in Bank Control Act (the “CIBC Act”), or otherwise seek prior approval of any banking regulator, (iii) require the Purchaser or any of its affiliates to become a bank holding company or otherwise serve as a source of strength for the Company or any subsidiary or (iv) cause the Purchaser, together with any other person whose Company securities would be aggregated with the Purchaser’s Company securities for purposes of any banking regulation or law, to collectively be deemed to own, control or have the power to vote securities which would represent more than 9.9% of any class of voting securities of the Company outstanding at such time;
(viii)    since the date hereof, there shall not be any action taken, or any law, rule or regulation enacted, entered, enforced or deemed applicable to the Company or its subsidiaries, the Purchaser (or its affiliates) or the transactions contemplated by this Agreement, by any bank regulatory authority which imposes any restriction or condition on the Company or its subsidiaries or the Purchaser or any of its affiliates (other than such restrictions as are described in any passivity or anti-association commitments, as may be amended from time to time, entered into by the Purchaser) which the Purchaser determines, in its reasonable good faith judgment, is materially and unreasonably burdensome on the Company’s business following the Closing or on the Purchaser (or any of its affiliates) or would reduce the economic benefits of the transactions contemplated by this Agreement to the Purchaser to such a degree that the Purchaser would not have entered into this Agreement had such condition or restriction been known to it on the date hereof (any such condition or restriction, a “Burdensome Condition”), and, for the avoidance of doubt, any requirements to disclose the identities of limited partners, shareholders or non-managing members of the Purchaser or its affiliates or its investment advisers shall be deemed a Burdensome Condition unless otherwise determined by the Purchaser in its sole discretion;
(ix)    the Common Stock (i) shall be designated for listing and quotation on the OTC Markets Group, Inc.’s OTCQB and (ii) shall not have been suspended, as of the Closing Date, by the Securities and Exchange Commission (the “Commission”) or the OTC Markets Group, Inc. from trading on the OTCQB nor shall suspension by the Commission or the OTC Markets Group, Inc. have been threatened, as of the Closing Date, either (A) in writing by the Commission or the OTC Markets Group, Inc. or (B) by falling below the minimum listing maintenance requirements of the OTC Markets Group, Inc.; and
(x)    no Material Adverse Effect (as defined below) shall have occurred since the date of this Agreement.
SECTION 4.    Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:
4.1    Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of West Virginia and the Company is duly qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Company’s SEC Filings (as defined in Section 4.2).

The subsidiaries listed on Exhibit A hereto (the “Significant Subsidiaries”) are the Company’s only “significant subsidiaries,” as such term is defined in Rule 405 of the Securities Act and the rules and regulations promulgated thereunder (the “Securities Act Rules and Regulations”). Each of the Significant Subsidiaries is a direct or indirect wholly owned subsidiary of the Company. Each of the Significant Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is duly qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect. Each of the Significant Subsidiaries has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the company’s SEC Filings.
4.2    Reporting Company; Form S‑3. The Company is not an “ineligible issuer” (as defined in Rule 405 promulgated under the Securities Act) and is eligible to register the Shares for resale by the Purchaser on a registration statement on Form S‑3 under the Securities Act. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has filed all reports, schedules, forms, statements and other documents required thereby to be filed since December 31, 2014 (the “SEC Filings”) on a timely basis.
4.3    Authorized Capital Stock. The Company had duly authorized and validly issued outstanding capitalization as set forth in the SEC Filings as of the dates set forth therein. As of the date of this Agreement, the Company has 8,083,500 shares of its common stock, $1.00 par value per share, issued and outstanding. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. Except as disclosed in the SEC Filings, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. With respect to each of the Significant Subsidiaries (i) all the issued and outstanding shares of each Significant Subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (ii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of such Significant Subsidiary’s capital stock or any such options, rights, convertible securities or obligations. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares.

4.4    Issuance, Sale and Delivery of the Shares. The Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable and free and clear of all pledges, liens, restrictions and encumbrances (other than restrictions on transfer under state and/or federal securities laws), and will conform in all material respects to the description thereof set forth or incorporated in the SEC Filings. No preemptive rights or other rights to subscribe for or purchase any shares of Common Stock of the Company exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement. No stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company’s intention to file the Registration Statement) to require the Company to register the sale of any capital stock owned by such stockholder under the Registration Statement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein.
4.5    Due Execution, Delivery and Performance of this Agreement. The Company has full legal right, corporate power and authority to enter into the Agreements and perform the transactions contemplated hereby and thereby. Each of the Agreements has been duly authorized, executed and delivered by the Company. Each of the Agreements constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, conservatorship and supervisory powers of bank regulatory agencies generally, or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 7.3 of this Agreement may be limited by federal or state securities law or the public policy underlying such laws. The execution, delivery and performance of the Agreements by the Company and the consummation of the transactions herein and therein contemplated will not violate any provision of the articles of incorporation or bylaws of the Company or any organizational documents of any Significant Subsidiary and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or any Significant Subsidiary pursuant to the terms or provisions of, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under (A) any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary or their respective properties may be bound or affected and in each case that would have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Company or any Significant Subsidiary or any of their respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the blue sky laws and federal securities laws applicable to the offering of the Shares. For the purposes of this Agreement, the term “Material Adverse Effect” shall mean any of (i) a material and adverse effect on the legality, validity or enforceability of any document relating to the transactions contemplated hereby, (ii) a material and adverse effect on the results of operations, assets, properties, business, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole, or (iii) any adverse impairment to the Company’s ability to perform in any material respect on a timely basis its obligations under any document relating to the transactions contemplated hereby; provided, however, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from (A) changes, after the date of this Agreement, in general economic, monetary or financial conditions (except to the extent that such change disproportionately adversely affects the Company and its subsidiaries compared to other companies of similar size operating in the same industry in which the Company operates, in which case only the disproportionate effect will be taken into account), (B) changes, after the date of this Agreement, affecting generally the industries or markets in which the Company and its subsidiaries operate (except to the extent that such change disproportionately adversely affects the Company and its subsidiaries compared to other companies of similar size operating in the same industry in which the Company operates, in which case only the disproportionate effect will be taken into account), (C) changes, after the date of this Agreement, in global national or political conditions, including the outbreak or escalation of war or acts of terrorism (except to the extent that such change disproportionately adversely affects the Company and its subsidiaries compared to other companies of similar size operating in the same industry in which the Company operates, in which case only the disproportionate effect will be taken into account), (D) any changes, after the date of this Agreement, in applicable laws or accounting rules or principles, including changes in GAAP (as defined below) (except to the extent that such change disproportionately adversely affects the Company and its subsidiaries compared to other companies of similar size operating in the same industry in which the Company operates, in which case only the disproportionate effect will be taken into account), and (E) the announcement or pendency of the transactions contemplated by this Agreement.
4.6    Accountants. Dixon Hughes Goodman LLP and S.R. Snodgrass, P.C., each of which has expressed its opinion with respect to the consolidated financial statements contained in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2015, are registered independent public accountants as required by the Securities Act and the Securities Act Rules and Regulations and by the rules of the Public Accounting Oversight Board.
4.7    No Defaults or Consents. Neither the execution, delivery and performance of the Agreements by the Company nor the consummation of any of the transactions contemplated hereby or thereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under this Agreement, except such defaults that individually or in the aggregate would not cause or have a Material Adverse Effect, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries or violate any provision of the articles of incorporation or bylaws of the Company or any of its subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect.
4.8    Contracts. The Material Contracts (as defined below) to which the Company or any Significant Subsidiary is a party have been duly and validly authorized, executed and delivered by the Company and/or such Significant Subsidiary and constitute the legal, valid and binding agreements of the Company and/or such Significant Subsidiary, enforceable by and against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, conservatorship and supervisory powers of bank regulatory agencies generally, or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws. “Material Contract” means any contract of the Company that was, or was required to be, filed as an exhibit to the Company’s filings with the Commission pursuant to Item 601 of Regulation S-K.
4.9    No Actions. There are no legal or governmental actions, suits, proceedings, inquiries or investigations pending or, to the Company’s knowledge, threatened against or affecting the Company or any Significant Subsidiary before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic, or foreign, which actions, suits, proceedings, inquiries or investigations, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect; and no labor disturbance by the employees of the Company exists or, to the Company’s knowledge, is imminent, that would reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Significant Subsidiary is a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that might have a Material Adverse Effect.

4.10    Properties. Each of the Company and its subsidiaries has good and marketable title to all the properties and assets described as owned by it in the Company’s SEC Filings, including in the consolidated financial statements included in the SEC Filings, free and clear of all liens, mortgages, pledges, security interests, claims, restrictions or encumbrances of any kind except (i) those, if any, reflected in the Company’s SEC Filings, including in such consolidated financial statements, or (ii) those that are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company or its subsidiaries. Each of the Company and its subsidiaries hold its leased properties under valid and binding leases or subleases, and the Company and each subsidiary owns or leases all such properties as are necessary to its operations as now conducted.
4.11    No Material Adverse Change. Since September 30, 2016 (i) there has not occurred any event that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to generally accepted accounting principles in the United States (“GAAP”) or required to be disclosed in filings made with the Commission and, (iii) there have been no transactions or agreements entered into by the Company or any of its subsidiaries outside the ordinary course of business which are material with respect to the Company and its subsidiaries considered as one enterprise, (iv) there has not been any material change or amendment to, or any waiver of any material right by the Company under, any Material Contract under which the Company or any of its Significant Subsidiaries is bound or subject, and (v) to the Company’s knowledge, there has not been a material increase in the aggregate dollar amount of: (A) the MVB Bank’s nonperforming loans (including nonaccrual loans and loans 90 days or more past due and still accruing interest) or (B) the reserves or allowances established on the Company’s or MVB Bank’s financial statements with respect thereto.
4.12    Intellectual Property. Except as set forth on Schedule 4.12, To the Company’s knowledge, the Company and each of its subsidiaries own, licenses or otherwise possesses all rights to use, all patents, patent rights, inventions, know-how (including trade secrets and other unpatented or unpatentable, proprietary or confidential information, systems, or procedures), trademarks, service marks, trade names, copyrights and other intellectual property rights (collectively, the “Intellectual Property”) necessary for the conduct of its business as currently operated, and neither the Company nor any of its subsidiaries has received any notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property necessary for the conduct of its business as currently operated.
4.13    Compliance. Neither the Company nor any of its subsidiaries is (i) conducting business in violation of applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where any such violation would not have, individually or in the aggregate, a Material Adverse Effect, (ii) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its subsidiaries under), nor has the Company or any of its subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any material contract, except where such default or violation would not have, individually or in the aggregate, a Material Adverse Effect or (iii) in violation of any order of any court, arbitrator or governmental body having jurisdiction over the Company, its subsidiaries or their respective properties or assets, except where such failure or violation would not have, individually or in the aggregate, a Material Adverse Effect.
4.14    Taxes. The Company and its Significant Subsidiaries (i) have prepared and filed all foreign, federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it they are subject and such returns, reports and declarations are true, complete and correct in all material respects, (ii) have paid all material taxes and other governmental assessments and charges owed and due by the Company and its Significant Subsidiaries (whether or not shown on any tax return), except those being contested in good faith and with respect to which adequate reserves have been set aside on the books of the Company and its Significant Subsidiaries, (iii) have withheld or collected from each payment made to each of their respective employees, independent contractors, shareholders, creditors and other third parties the amount of all taxes required to be withheld or collected therefrom, and have paid the same to the proper authorized depositories or government authorities and (iv) have set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which the above referenced returns, reports or declarations apply. There are no pending or active tax audits or proceedings or proposed tax deficiencies or other claims for material unpaid taxes asserted with respect to the Company or its Significant Subsidiaries or their respective assets. There are no liens for taxes (other than for taxes not yet due and payable) upon any of the assets of the Company or its Significant Subsidiaries. Neither the Company nor any of its Significant Subsidiaries has received notice of any claim made by an authority in any jurisdiction where the Company or any Significant Subsidiary, as applicable, does not file tax returns that the Company or any Significant Subsidiary, as applicable, is or may be subject to taxation by that jurisdiction.
4.15    Transfer Taxes. On the Closing Date, all stock transfer or other similar taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchaser hereunder will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.
4.16    Investment Company. The Company is not, and after application of the proceeds of the sale of Shares, will not be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the

Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.
4.17    Offering Materials. Each of the Company, its directors and officers has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares. The Company has not in the past nor will it hereafter take any action independent of the Placement Agent to sell, offer for sale or solicit offers to buy any securities of the Company that could result in the initial sale of the Shares not being exempt from the registration requirements of Section 5 of the Securities Act.
4.18    Insurance. The Company and each subsidiary maintains insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company and each subsidiary reasonably believes is adequate for the conduct of its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect. Neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and the Company each of its subsidiaries has no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
4.19    Additional Information. The information contained in the following documents, which the Purchaser has had access to through the Commission’s EDGAR system, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading:
(a)    the Company’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2015;
(b)    the Company’s Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016;
(c)    the Company’s Current Reports on Form 8-K filed with the Commission on February 5, 2016, February 19, 2016, March 11, 2016, April 1, 2016, May 17, 2016, May 19, 2016, June 3, 2016, July 1, 2016, August 18, 2016, August 19, 2016, September 19, 2016, September 22, 2016, September 22, 2016 and November 16, 2016;
(d)    the Company’s Definitive Proxy Statement filed with the Commission on April 12, 2016; and

(e)    all other documents, if any, filed by the Company with the Commission since December 31, 2015 pursuant to the reporting requirements of the Exchange Act.
4.20    SEC Filings. Each of the Company’s SEC Filings, and any document attached or incorporated by reference as an exhibit thereto, at the time it became effective or was filed with the Commission, as the case may be, complied in all material respects with the requirements of the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder (the “Exchange Act Rules and Regulations” and, together with the Securities Act Rules and Regulations, the “Rules and Regulations”).
4.21    Bad Actor. None of the Company nor any predecessor entity, nor, to the Company’s knowledge, any affiliated issuer, director, general partner, managing member, executive officer or other officer of the Company participating in the offering of the Shares, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations set forth in Rule 506(e) under the Securities Act, and the Company has furnished to the Placement Agent and the Purchaser a copy of any disclosures provided thereunder. The Company will notify the Placement Agent and the Purchaser in writing, prior to the Closing Date, if any, of any Disqualification Event relating to any Company Covered Person not previously disclosed to the Placement Agent and the Purchaser in accordance with this Section.
4.22    Price of Common Stock. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or resale of the Shares.
4.23    Non-Public Information. Other than the terms of the transactions contemplated by this Agreement, all of which will be disclosed by the Company in the Press Release as contemplated by Section 4.48 hereof, the Company confirms that neither it nor any of its officers or directors nor any other person acting on its or their behalf has provided, and it has not authorized the Placement Agent to provide, the Purchaser or its respective agents or counsel with any information that it believes constitutes or could reasonably be expected to constitute material, non-public information. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company.

4.24    Related Party Transactions. No transaction has occurred between or among the Company, on the one hand, and its affiliates, officers or directors on the other hand, that is required to have been described under applicable securities laws in its Exchange Act filings and is not so described in such filings.
4.25    Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed and that would be reasonably likely to have a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company that may create contingencies or liabilities that are not otherwise disclosed by the Company in its Exchange Act filings.
4.26    Governmental Licenses, Permits, Etc. Except as has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in or would reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, all such filings were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.
4.27    Financial Statements. The consolidated financial statements of the Company and the related notes and schedules thereto included in its Exchange Act filings since December 31, 2015 (i) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and (ii) fairly present the financial position, results of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries at the dates and for the periods specified therein.

Such financial statements and the related notes and schedules thereto have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise noted therein) and all adjustments necessary for a fair presentation of results for such periods have been made; provided, however, that the unaudited financial statements are subject to normal year-end audit adjustments (which are not expected to be material, either individually or in the aggregate) and do not contain all footnotes required under GAAP.
4.28    Bank Holding Company Act. The Company is duly registered as a financial holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). The Company’s banking subsidiary, MVB Bank, Inc. (“MVB Bank”), holds the requisite authority from the West Virginia Division of Financial Institutions (the “WVDFI”) to do business as state chartered bank under the laws of West Virginia. The Company and each Significant Subsidiary is in compliance in all material respects with all laws and regulations administered by the WVDFI, the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Federal Deposit Insurance Corporation (the “FDIC”) and any other federal and state authorities (together with the WVDFI, the Federal Reserve Board and the FDIC, the “Bank Regulatory Authorities”) with jurisdiction over the Company and each Significant Subsidiary, except for failures to be so in compliance that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.
4.29    Deposit Accounts. The deposit accounts of MVB Bank are insured up to the maximum amount provided by the FDIC, MVB Bank has paid all premiums and assessments required by the FDIC and the regulations promulgated by the FDIC, and no proceedings for the modification, termination or revocation of any such insurance are pending or threatened.
4.30    No Restrictions on Subsidiaries. No Significant Subsidiary of the Company is currently prohibited, directly or indirectly, by any Bank Regulatory Authority (other than orders applicable to bank holding companies and their subsidiaries generally), or any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.
4.31    Regulatory Matters. Except as otherwise disclosed in the Company’s SEC Filings, neither the Company nor any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any agency, court or other governmental body, domestic or foreign (each, a “Governmental Entity”), that restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement.
4.32    SEC Registration; OTC Compliance. The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The offer and sale of the Shares complies with all of the rules and regulations of the OTC Markets Group, Inc. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with the listing and maintenance requirements for continued trading of the Common Stock on the OTC Markets Group, Inc.’s OTCQB. The Company will use its reasonable best efforts to list the Shares for quotation on the OTC Markets Group, Inc.’s OTCQB and maintain the listing of the Common Stock on the OTC Markets Group, Inc.’s OTCQB or a national securities exchange.
4.33    Internal Accounting Controls.     The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company has disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated thereunder.
4.34    Foreign Corrupt Practices. Neither the Company, nor any Significant Subsidiary, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any Significant Subsidiary has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
4.35    ERISA. The Company and each Significant Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA), other than those events as to which the thirty-day notice period is waived, has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any Significant Subsidiary would have any material liability; the Company and each Significant Subsidiary has not incurred and does not reasonably expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company and each Significant Subsidiary would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to result in the loss of such qualification.
4.36    Environmental Matters. There has been no material storage, disposal, generation, manufacture, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or to its knowledge, any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of its subsidiaries in material violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or that would require material remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind into such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge; the terms “hazardous wastes”, “toxic wastes”, “hazardous substances”, and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.
4.37    Integration; Other Issuances of Shares. Neither the Company nor its subsidiaries or any affiliates, nor any person acting on its or their behalf, has offered or issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of

Common Stock which would be integrated with the sale of the Shares to the Purchaser for purposes of the Securities Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or its subsidiaries or affiliates take any action or steps that would require registration of the Shares offered hereby under the Securities Act (except as contemplated by this Agreement) or cause the offering of the Shares to be integrated with other securities offerings. Assuming the accuracy of the representations and warranties of Purchasers, the offer and sale of the Shares by the Company to the Purchasers pursuant to the Agreements will be exempt from the registration requirements of the Securities Act. Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Shares.
4.38    Rights Agreements. The Company has not adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.
4.39    OFAC. Neither the Company nor any subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly, directly or indirectly, use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, towards any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
4.40    Money Laundering Laws. The operations of each of the Company and any subsidiary are and have been conducted at all times in material compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and to the Company’s knowledge, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any subsidiary with respect to the Money Laundering Laws is pending or threatened.
4.41    Risk Management Instruments. Except as has not or would not reasonably be expected to have a Material Adverse Effect, since January 1, 2015, all material derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of its subsidiaries, were entered into (A) only in the ordinary course of business, (B) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies and (C) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of its subsidiaries, enforceable in accordance with its terms. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.
4.42    Compliance with Certain Banking Regulations. The Company has no knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that would cause MVB Bank: (A) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act (“CRA”) and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”; (B) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act of 1970 (or otherwise known as the “Currency and Foreign Transactions Reporting Act”), the USA Patriot Act (or otherwise known as “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001”), any order issued with respect to anti-money laundering by OFAC or any other anti-money laundering statute, rule or regulation; or (C) to be deemed not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations as well as the provisions of all information security programs adopted by MVB Bank.
4.43    Reports, Regulations and Statements. Since January 1, 2014, the Company and its subsidiaries have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Bank Regulatory Authorities, and any other applicable federal or state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” All such Company Reports were filed on a timely basis or the Company or the applicable subsidiary, as applicable, received a valid extension of such time of filing and has filed any such Company Reports prior to the expiration of any such extension. As of their respective dates, the Company Reports complied as to form in all material respects with all the rules and regulations promulgated by the Bank Regulatory Authorities and any other applicable federal or state securities or banking authorities, as the case may be.
4.44    Mortgage Banking Business. Except as has not had and would not reasonably be expected to result in a Material Adverse Effect: (A) each of the Company’s subsidiaries has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by each of the Company’s subsidiaries has satisfied, (1) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (2) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the subsidiary and any Agency, Loan Investor or Insurer (each as defined below), (3) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (4) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and (B) No Agency, Loan Investor or Insurer has (1) claimed in writing that any of the Company’s subsidiaries has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by MVB Bank or any of the Company’s other subsidiaries to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (2) imposed in writing restrictions on the activities (including commitment authority) of MVB Bank or any of the Company’s other subsidiaries or (3) indicated in writing to MVB Bank or any of the Company’s other subsidiaries that it has terminated or intends to terminate its relationship with MVB Bank or any of the Company’s other subsidiaries for poor performance, poor loan quality or concern with respect to the compliance with laws by MVB Bank or any of the Company’s other subsidiaries.
For purposes of this Section 4.44: (A) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (1) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by MVB Bank or any of the Company’s other subsidiaries or (2) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities; (B) “Loan Investor” means any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by MVB Bank or any of the Company’s other subsidiaries or a security backed by or representing an interest in any such mortgage loan; and (C) “Insurer” means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by MVB Bank or any of the Company’s other subsidiaries, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.
4.45    Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

4.46    Regulatory Capitalization. As of the date hereof, MVB Bank met or exceeded the standards necessary to be considered “well capitalized” under the FDIC’s prompt corrective action regulations and as of such date, the Company is “well capitalized” for purposes of the Federal Reserve Board’s capital adequacy guidelines.
4.47    Use of Proceeds. The net proceeds received in connection with the Agreemnts shall be used by the Company for general corporate purposes. A portion of the net proceeds of the Offering may be used to redeem the preferred stock issued to the United States Department of Treasury in connection with the Company’s participation in the Small Business Lending Fund.
4.48    Securities Laws Disclosure; Publicity. The Company shall, by 5:00 p.m., New York City time, on the second (2nd) business day immediately following the date of this Agreement, issue one or more press releases (collectively, the “Press Release”) reasonably acceptable to the Purchaser disclosing all material terms of the transactions contemplated hereby and any other material, nonpublic information that the Company may have provided the Purchaser at any time prior to the filing of the Press Release. On or before 5:00 p.m., New York City time, on the second (2nd) business day immediately following the date of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Agreements (and including as an exhibit to such Current Report on Form 8-K a form of this Agreement). If, following public disclosure of the transactions contemplated hereby, this Agreement terminates prior to Closing, the Company shall issue a press release disclosing such termination by 9:00 a.m., New York City time, on the first business day following the date of such termination. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser or any affiliate or investment adviser of the Purchaser, or include the name of the Purchaser or any affiliate or investment adviser of the Purchaser in any press release or in any filing with the Commission (other than the Registration Statement) or any regulatory agency or trading market, without the prior written consent of the Purchaser, except (i) as required by the federal securities law in connection with the Registration Statement and (ii) to the extent such disclosure is required by law, at the request of the staff of the Commission or regulatory agency or under trading market regulations, in which case the Company shall provide the Purchaser with prior written notice of such disclosure permitted under this subclause (ii). From and after the issuance of the Press Release, the Purchaser shall not be in possession of any material, non-public information received from the Company, any subsidiary of the Company or any of their respective officers, directors or employees or the Placement Agent.
SECTION 5.    Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to, and covenants with, the Company that:
5.1    Experience. (i) The Purchaser is knowledgeable, sophisticated and experienced in financial and business matters, in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and comparable entities, has the ability to bear the economic risks of an investment in the Shares and has reviewed carefully the Company’s SEC Filings and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares; (ii) the Purchaser is acquiring the number of Shares set forth on the signature page attached hereto in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares (this representation and warranty not limiting the Purchaser’s right to sell pursuant to the Registration Statement or in compliance with the Securities Act and the Rules and Regulations, or, other than with respect to any claims arising out of a breach of this representation and warranty, the Purchaser’s right to indemnification under Section 7.3); (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, nor will the Purchaser engage in any short sale that results in a disposition of any of the Shares by the Purchaser, except in compliance with the Securities Act and the Rules and Regulations and any applicable state securities laws; (iv) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire attached hereto as part of Appendix I, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the filing date of the Registration Statement and the Purchaser will, upon due inquiry from the Company, notify the Company of any material change in any such information provided in the Registration Statement Questionnaire until such time as the Purchaser has sold all of its Shares or until the Company is no longer required to keep the Registration Statement effective; (v) the Purchaser has, in connection with its decision to purchase the number of Shares set forth on the signature page attached hereto, relied solely upon the Company’s SEC Filings, including the documents incorporated by reference therein, and the representations and warranties of the Company contained herein, and has not relied on the Placement Agent or on any statements or other information provided by the Placement Agent concerning the Company or the terms of this offering; (vi) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them; and (vii) the Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.
5.2    Reliance on Exemptions. The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares. If any of the representations deemed to have been made by it by its purchase of the

Shares are no longer accurate prior to Closing, the Purchaser shall promptly notify the Company and the Placement Agent. If the Purchaser is acquiring the Shares as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing representations, acknowledgements and agreements on behalf of such account.
5.3    No Reliance on Placement Agent. The Purchaser acknowledges that the Placement Agent and its directors, officers, employees, representatives and controlling persons have no responsibility for making any independent investigation of the information contained in the Company’s SEC Filings and make no representation or warranty to the Purchaser, express or implied, with respect to the Company or the Shares or the accuracy, completeness or adequacy of the Company’s SEC Filings or any other publicly available information, nor shall any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to the Purchaser.
5.4    Confidentiality. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are required to be publicly disclosed by the Company as described in Section 4.48, the Purchaser will maintain the confidentiality of the existence and terms of this transaction. The Purchaser understands that the federal securities laws impose restrictions on trading based on information regarding this offering until such information is publicly disclosed.
5.5    Investment Decision. The Purchaser understands that nothing in the Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.
5.6    Risk of Loss. The Purchaser understands that its investment in the Shares involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser’s purchase of the Shares. The Purchaser understands that no representation is being made as to the future value or market price of the Common Stock.
5.7    Legend. The Purchaser understands that, until such time as the Registration Statement has been declared effective or the Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares will bear a restrictive legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”
5.8    Stop Transfer. The certificates representing the Shares will be subject to a stop transfer order with the Company’s transfer agent that restricts the transfer of such shares except upon receipt by the transfer agent of a written confirmation, in form and substance reasonably satisfactory to the Company, from the Purchaser to the effect that (A) the Shares have been sold in accordance with the Registration Statement or otherwise in accordance with the Securities Act, including, without limitation, pursuant to Rule 144 thereunder, and (B) in the case of a transfer pursuant to the Registration Statement, the prospectus delivery requirement effectively has been satisfied. At such time as the Shares are no longer required to bear a restrictive legend, the Company agrees that it will, no later than five business days after delivery by the Purchaser to the Company or its transfer agent of a certificate (in the case of a transfer, in the proper form for transfer) representing Shares issued with the foregoing restrictive legend, deliver or cause to be delivered to the Purchaser a certificate representing such Shares that is free from all restrictive and other legends.
5.9    Residency. The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s name on the signature pages hereto.
5.10    Public Sale or Distribution. The Purchaser hereby covenants with the Company not to make any sale of the Shares under the Registration Statement without complying with the provisions of this Agreement and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), and the Purchaser acknowledges and agrees that such Shares are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Shares are accompanied by written confirmation, in form and substance reasonably satisfactory to the Company, from the Purchaser to the effect that (A) the Shares have been sold in accordance with the Registration Statement or otherwise in accordance with the Securities Act, including, without limitation, pursuant to Rule 144 thereunder, and (B) in the case of a transfer pursuant to the Registration Statement, the prospectus delivery requirement effectively has been satisfied. The Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus (the “Prospectus”) forming a part of the Registration Statement (a “Suspension”) until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. Without the Company’s prior written consent, which consent shall not unreasonably be withheld or delayed, the Purchaser shall not use any written materials to offer the Shares for resale other than the Prospectus, including any “free writing prospectus” as defined in Rule 405 under the Securities Act. The Purchaser covenants that it will not sell any Shares pursuant to said Prospectus during the period commencing at the time when Company gives the Purchaser written notice of the suspension of the use of said Prospectus and ending at the time when the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said Prospectus. Notwithstanding the foregoing, the Company agrees that no Suspension shall be for a period of longer than 60 consecutive days, and aggregate Suspensions in any 365-day period shall not be for a period longer than 90 days in the aggregate.
5.11    Organization; Validity; Enforcements. The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party or, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Purchaser, (iii) assuming the accuracy of the representations and warranties of the Company in the Agreements and the performance of the agreements and covenants of the Company contained in the Agreements, no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or the enforcement of creditor’s rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including, but not limited to, the indemnification provisions set forth in Section 7.3 of this Agreement, may be limited by federal or state securities laws or the public policy underlying such laws and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.
5.12    Short Sales. Since November 1, 2016, the Purchaser has not taken, and prior to the public announcement of the transaction after the Closing the Purchaser shall not take, any action that has caused or will cause the Purchaser to have, directly or indirectly, sold or agreed to sell any shares of Common Stock, effected any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement.
SECTION 6.    Survival of Agreements; Non-Survival of Company Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants and agreements made by the Company and the Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor. Each Purchaser shall be responsible only for its own representations and warranties, agreements and covenants hereunder. The representations and warranties made by the Company and the Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive for a period of one year following the later of the execution of this Agreement or the delivery to the Purchaser of the Shares being purchased and the payment therefor.
SECTION 7.    Registration of the Shares and Compliance with the Securities Act.
7.1    Registration Procedures and Expenses. The Company shall:
(a)    as soon as practicable, but in no event later than thirty (30) days following the Closing Date (the “Filing Deadline”), prepare and file with the Commission the Registration Statement on Form S‑3 relating to the resale of the Shares by the Purchaser and the Other Purchasers from time to time on the facilities of any national securities exchange or over-the-counter market on which the Common Stock is then traded or in privately-negotiated transactions; not less than three (3) business days prior to filing, the

Company shall provide the Purchaser an opportunity to review and comment on the disclosure regarding the Purchaser;
(b)    use its best efforts, subject to receipt of necessary information from the Purchasers, to cause the Commission to declare the Registration Statement effective by the earlier of (i) 90 days after the Closing Date or, if the Registration Statement is selected for review by the Commission, 120 days after the Closing Date and (ii) the 5th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be reviewed or will not be subject to further review (such earlier date, the “Effective Deadline”);
(c)    promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earliest of (i) two years after the effective date of the Registration Statement, (ii) such time as all of the Shares have been sold pursuant to the Registration Statement, or (iii) such time as the Shares become eligible for resale by non-affiliates without any volume limitations or other restrictions pursuant to Rule 144(b)(1)(i) under the Securities Act or any other rule of similar effect, without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or Rule 144(i)(2), if applicable);
(d)    furnish to the Purchaser with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser;
(e)    bear all expenses in connection with the procedures in paragraphs (a) through (e) of this Section 7.1 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or the Other Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchaser or the Other Purchasers, if any in connection with the offering of the Shares pursuant to the Registration Statement;
(f)    file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to the Purchaser promptly after filing; and
(g)    in order to enable the Purchasers to sell the Shares under Rule 144 to the Securities Act, for a period of one year from Closing, use its commercially reasonable efforts to comply with the requirements of Rule 144, including without limitation, use its commercially reasonable efforts to comply with the requirements of Rule 144(c)(1) with respect to public information about the Company and to timely file all reports required to be filed by the Company under the Exchange Act.
The Company understands that the Purchaser disclaims being an underwriter. The Purchaser shall not be named as an “underwriter” in any Registration Statement without the Purchaser’s prior written consent. A draft of the proposed form of the questionnaire related to the Registration Statement to be completed by the Purchaser is attached hereto as Appendix I.
7.2    Transfer of Securities After Registration. The Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities laws, except as contemplated in the Registration Statement referred to in Section 7.1 or as otherwise permitted by law, including, without limitation, pursuant to Rule 144 under the Securities Act.
7.3    Indemnification. For the purpose of this Section 7.3: (i) the term “Purchaser/Affiliate” shall mean any affiliate of the Purchaser, including, without limitation, any general partner or managing member of the Purchaser, any investment adviser of the Purchaser, or any transferee who is an affiliate of the Purchaser, and any person who controls the Purchaser or any affiliate of the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and (ii) the term “Registration Statement” shall include any preliminary prospectus, final prospectus, free writing prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in Section 7.1.
(a)    The Company agrees to indemnify and hold harmless the Purchaser and each Purchaser/Affiliate, against any losses, claims, damages, liabilities or expenses, joint or several, that the Purchaser or Purchaser/Affiliate incurs, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rules 430B, 430C or 434, of the Rules and Regulations, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in light of the circumstances under which they were made or (ii) arise out of or are based in whole or in part on any inaccuracy in the representations or warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder or under law, and will promptly reimburse each Purchaser and each Purchaser/Affiliate for any legal and other out-of-pocket expenses as such expenses are reasonably incurred and documented by such Purchaser or such Purchaser/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) the gross negligence or willful misconduct of such Purchaser, or (ii) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, or (iii) the failure of such Purchaser to comply with the covenants and agreements contained in Sections 5.10 or 7.2 hereof respecting the sale of the Shares, or (iv) the inaccuracy of any representation or warranty made by such Purchaser herein or (v) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser. Any such indemnified Purchaser shall return all payments made hereunder if it is determined, by a final, non-appealable judgment by a court or arbitral tribunal that the losses for which such payments were made resulted from such indemnified Purchaser’s gross negligence or willful misconduct.
(b)    Each Purchaser will severally, but not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses that the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person incurs, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Sections 5.10 or 7.2 hereof respecting the sale of the Shares or (ii) the inaccuracy of any representation or warranty made by such Purchaser herein or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Purchaser expressly for use therein; and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Purchaser’s aggregate liability under this Section 7 shall not exceed the amount of net proceeds received by the Purchaser on the sale of the Shares pursuant to the Registration Statement.
(c)    Promptly after receipt by an indemnified party under this Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3 promptly notify the indemnifying party in writing thereof, but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.3 to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnifying party and the indemnified party, and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
(d)    If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the private placement of Shares hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement and/or the Registration Statement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the amount paid by the Purchaser to the Company pursuant to this Agreement for the Shares purchased by the Purchaser that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount the Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by the Purchaser from such sale. The relative fault of the Company on the one hand and the Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by the Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 7.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.3, the Purchaser shall not be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations to contribute pursuant to this Section 7.3 are several and not joint.
7.4    Termination of Conditions and Obligations. The restrictions imposed by Section 5.10 or Section 7.2 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares upon the earlier of (i) the passage of two years from the effective date of the Registration Statement covering such Shares and (ii) at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.
7.5    Information Available. The Company, upon the reasonable request of the Purchaser, shall make available for inspection by each Purchaser, any deemed underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by the Purchaser or any deemed underwriter, all financial and other records, pertinent corporate documents and properties of the Company.
SECTION 8.    Broker’s Fee. The Purchaser acknowledges that the Company intends to pay to the Placement Agent a fee in respect of the sale of the Shares to the Purchaser. The Purchaser and the Company agree that the Purchaser shall not be responsible for such fee and that the Company will indemnify and hold harmless the Purchaser and each Purchaser/Affiliate against any losses, claims, damages, liabilities or expenses, joint or several, that such Purchaser or Purchaser/Affiliate incurs with respect to such fee. Each of the parties hereto represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchaser.
SECTION 9.    Independent Nature of Purchasers’ Obligations and Rights. The obligations of the Purchaser under this Agreement are several and not joint with the obligations of any Other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any Other Purchaser under the Agreements. The decision of each Purchaser to purchase the Shares pursuant to the Agreements has been made by such Purchaser independently of any other Purchaser. Nothing contained in the Agreements, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreements. The Purchaser acknowledges that no Other Purchaser has acted as agent for the Purchaser in connection with making its investment hereunder and that no Other Purchaser will be acting as agent of the Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement. The Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any Other Purchaser to be joined as an additional party in any proceeding for such purpose.
SECTION 10.    Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, e-mail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:
(a)    if to the Company, to:
MVB Financial Corp.
301 Virginia Avenue
Fairmont, West Virginia 26554
Attention: Donald T. Robinson

Facsimile: (304) 594-1692
E-mail: drobinson@mvbbanking.com

with a copy to:
Squire Patton Boggs (US) LLP
221 E. Fourth Street, Suite 2900
Cincinnati, Ohio 45202
Attention: James J. Barresi
Facsimile: (513) 361-1201
E-mail: james.barresi@squirepb.com
or to such other person at such other place as the Company shall designate to the Purchaser in writing; and
(b)    if to the Purchaser, only at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.
SECTION 11.    Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.
SECTION 12.    Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.
SECTION 13.    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect and in lieu of such invalid or unenforceable provision there shall be automatically added as part of this Agreement a valid and enforceable provision as similar in terms to the invalid or unenforceable provision as possible, provided that this Agreement as amended, (i) reflects the intent of the parties hereto, and (ii) does not change the bargained for consideration or benefits to be received by each party hereto.
SECTION 14.    Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the federal law of the United States of America and the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties. Each of the Company and the Purchaser submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any

New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Company and the Purchaser irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
SECTION 15.    Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile or .pdf scanned signatures shall be deemed original signatures.
SECTION 16.    Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.
SECTION 17.    Fees and Expenses. Except as set forth herein, each of the Company and the Purchaser shall pay its respective fees and expenses related to the transactions contemplated by this Agreement.
SECTION 18.    Parties. This Agreement is made solely for the benefit of and is binding upon the Purchaser and the Company and to the extent provided in Section 7.3, any person entitled to indemnification thereunder, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 7.3, no other person shall acquire or have any right under or by virtue of this Agreement. The term “successor and assigns” shall not include any subsequent purchaser, as such purchaser, of the Shares sold to the Purchaser pursuant to this Agreement.
SECTION 19.    Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.
SECTION 20.    Third-Party Beneficiary. The Company agrees that the Placement Agent shall be, and is hereby, named as an express third-party beneficiary of this Agreement solely with respect to the representations and warranties of the Company contained in Section 4 with full rights as such.

SECTION 21.    No Change of Control. The Company shall use reasonable best efforts to obtain all necessary irrevocable waivers, adopt any required amendments and make all appropriate determinations so that the issuance of the Shares to the Purchasers will not trigger a “change of control” or other similar provision in any of the agreements to which the Company or any of its subsidiaries is a party, including without limitation any employment, “change in control,” severance or other agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.
SECTION 22.    Avoidance of Control. Notwithstanding anything to the contrary in this Agreement, neither the Company nor any subsidiary shall take any action (including, without limitation, any redemption, repurchase, rescission or recapitalization of Common Stock, or securities or rights, options or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where the Purchaser is not given the right to participate in such redemption, repurchase, rescission or recapitalization to the extent of the Purchaser’s pro rata proportion), that would cause the Purchaser’s ownership of any class of voting securities of the Company (together with the ownership by such Purchaser’s affiliates (as such term is used under the BHC Act) of voting securities of the Company) to exceed 9.9%, without the prior written consent of the Purchaser, or to increase to an amount that would constitute “control” under the BHC Act, the CIBC Act or any rules or regulations promulgated thereunder (or any successor provisions) or otherwise cause the Purchaser to “control” the Company under and for purposes of the BHC Act, the CIBC Act or any rules or regulations promulgated thereunder (or any successor provisions). Notwithstanding anything to the contrary in this Agreement, no Purchaser (together with its affiliates (as such term is used under the BHC Act)) shall have the ability to purchase more than 9.9% of the total outstanding voting securities of the Company. In the event either the Company or the Purchaser breaches its obligations under this Section 22 or believes that it is reasonably likely to breach such an obligation, it shall promptly notify the other party hereto and shall cooperate in good faith with such party to modify ownership or make other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach.
SECTION 23.    Termination. This Agreement may be terminated and the sale and purchase of the Shares abandoned at any time prior to the Closing by either the Company or the Purchaser upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 p.m., New York City time, on the fifteenth (15th) day following the date of this Agreement; provided that if such day is not a business day, the first day following such day that is a business day; provided, however, that the right to terminate this Agreement under this Section 23 shall not be available to any person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. Nothing in this Section 23 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement. In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Purchasers. Upon a termination in accordance with this Section, the Company and the Purchaser shall not have any further obligation or liability (including arising from such termination) to the other.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.
MVB FINANCIAL CORP.

By:
Name: Larry F. Mazza
Title: President and Chief Executive Officer

PURCHASER:

Name of Purchaser
(Individual or Institution)

Jurisdiction of Purchaser’s Executive Offices

Name of Individual representing
Purchaser (if an Institution)

Title of Individual representing
Purchaser (if an Institution)

[Signature Page to Securities Purchase Agreement]

Signature by:
Individual Purchaser or Individual representing Purchaser:

Address:
Telephone:
Facsimile:
E-mail:

Number of Shares to Be Purchased	Price Per Share in Dollars	Aggregate Price
	$11.50	$

[Signature Page to Securities Purchase Agreement]

SCHEDULE 4.12
INTELLECTUAL PROPERTY

The Company received a letter, dated August 16, 2013 (the “Letter”), from Middletown Valley Bank (“Middletown”) notifying the Company that Middletown is a small community bank operating under the trade name “MVB” in Western Frederick County and Eastern Washington County, Maryland. The Letter indicated that the Company’s operations and use and advertising of the “MVB” trade name in Berkeley and Jefferson Counties, West Virginia (which are adjacent to Washington County, Maryland) had caused some confusion among Middletown’s clients in the West Virginia counties. On September 26, 2013, Middletown filed an application with the United States Patent and Trademark Office (“USPTO”) to register the word mark “MVB.” The USPTO issued such registration on May 26, 2014. The Company filed an application to register “MVB” on March 19, 2014, which application was denied by the USPTO due to Middletown’s registration. The Company and Middletown have since continued their respective operations under the “MVB” trade name.

Schedule 4.12

EXHIBIT A
SIGNIFICANT SUBSIDIARIES

Subsidiary	Jurisdiction of Incorporation
MVB Bank, Inc.	West Virginia
Potomac Mortgage Group, Inc. (D/B/A MVB Mortgage)	Virginia

Exhibit A

APPENDIX I

SUMMARY INSTRUCTION SHEET FOR PURCHASER
(to be read in conjunction with the entire Securities Purchase Agreement which follows)
A.    Complete the following items on the Securities Purchase Agreement (Please sign two originals):

1.	Signature Page:
(i)    Name of Purchaser (Individual or Institution)
(ii)    Name of Individual representing Purchaser (if an Institution)
(iii)    Title of Individual representing Purchaser (if an Institution)
(iv)    Signature of Individual Purchaser or Individual representing Purchaser

2.	Appendix I - Securities Certificate Questionnaire/Registration Statement Questionnaire:
Provide the information requested by the Securities Certificate Questionnaire and the Registration Statement Questionnaire.

3.	Return the properly completed and signed Securities Purchase Agreement including the properly completed Appendix I to (initially by email with original by overnight delivery):
Keefe, Bruyette & Woods, Inc
Investment Banking
787 Seventh Ave., 5th Floor
New York, NY 10019
Attention: Scott R. Anderson
Email: sanderson@kbw.com
B.    Instructions regarding the transfer of funds for the purchase of Shares will be sent by facsimile to the Purchaser by the Placement Agent.

MVB FINANCIAL CORP.

SECURITIES CERTIFICATE QUESTIONNAIRE
Pursuant to Section 3 of the Agreement, please provide us with the following information:

1.	The exact name that your Shares are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:	________________________________
2.	The relationship between the Purchaser of the Shares and the Registered Holder listed in response to item 1 above:	________________________________
3.	The mailing address of the Registered Holder listed in response to item 1 above:	________________________________ ________________________________ ________________________________ ________________________________
4.	The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:	________________________________

MVB FINANCIAL CORP.

REGISTRATION STATEMENT QUESTIONNAIRE
In connection with the preparation of the Registration Statement, please provide us with the following information:
SECTION 1.    Pursuant to the “Selling Stockholder” section of the Registration Statement, please state your or your organization’s name exactly as it should appear in the Registration Statement:
______________________________________________________________________________
______________________________________________________________________________
SECTION 2.    Please provide the number of shares of Common Stock of the Company that you or your organization will own immediately after Closing, including those Shares purchased by you or your organization pursuant to this Securities Purchase Agreement and those shares purchased by you or your organization through other transactions and provide the number of shares that you have or your organization has the right to acquire within 60 days of Closing:
______________________________________________________________________________
______________________________________________________________________________
SECTION 3.    Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?
_____ Yes _____ No
If yes, please indicate the nature of any such relationships below:
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
SECTION 4.    Are you (i) a FINRA Member (see definition), (ii) a Controlling (see definition) shareholder of a FINRA Member, (iii) a Person Associated with a Member of the FINRA (see definition), or (iv) an Underwriter or a Related Person (see definition) with respect to the proposed offering; or (b) do you own any shares or other securities of any FINRA Member not purchased in the open market; or (c) have you made any outstanding subordinated loans to any FINRA Member?
Answer: [ ] Yes [ ] No If “yes,” please describe below:
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
FINRA Member. The term “FINRA Member” means either any broker or dealer admitted to membership in the Financial Industry Regulatory Authority (formerly, the National Association of Securities Dealers, Inc., “FINRA”). (FINRA Manual, By-laws of FINRA Regulation, Inc. Article I, Definitions)
Control. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. (Rule 405 under the Securities Act of 1933, as amended)
Person Associated with a member of the FINRA. The term “person associated with a member of the FINRA” means every sole proprietor, partner, officer, director, branch manager or executive representative of any FINRA Member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a FINRA Member, whether or not such person is registered or exempt from registration with the FINRA pursuant to its bylaws. (FINRA Manual, By-laws of FINRA Regulation, Inc. Article I, Definitions)
Underwriter or a Related Person. The term “underwriter or a related person” means, with respect to a proposed offering, underwriters, underwriters’ counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons. (FINRA Interpretation)